Exhibit 99.2

AMERICAN REALTY CAPITAL TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$328,448	$325,458
Buildings, fixtures and improvements	1,537,166	1,528,962
Acquired intangible lease assets	273,504	271,751
Total real estate investments, at cost	2,139,118	2,126,171
Less: accumulated depreciation and amortization	(153,576)	(101,576)
Total real estate investments, net	1,985,542	2,024,595
Cash and cash equivalents	12,383	33,329
Investment securities, at fair value	19,207	17,275
Restricted cash	2,731	2,728
Investment in unconsolidated joint venture	—	11,201
Prepaid expenses and other assets	23,020	27,564
Deferred costs, net	13,183	13,883
Total assets	$2,056,066	$2,130,575
LIABILITIES AND EQUITY
Revolving credit facility	$201,138	$10,000
Note payable	200,000	—
Mortgage notes payable	511,543	673,978
Mortgage discount and premium, net	815	679
Below-market lease liabilities, net	7,998	8,150
Derivatives, at fair value	162	8,602
Accounts payable and accrued expenses	11,966	11,706
Deferred rent and other liabilities	6,849	6,619
Dividends payable	—	10,637
Total liabilities	940,471	730,371

Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value; 240,000,000 shares authorized, 158,576,630 and 177,963,413 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	1,586	1,780
Additional paid-in capital	1,338,382	1,548,009
Accumulated other comprehensive income (loss)	1,429	(5,053)
Accumulated deficit	(241,159)	(166,265)
Total stockholders’ equity	1,100,238	1,378,471
Non-controlling interests	15,357	21,733
Total equity	1,115,595	1,400,204
Total liabilities and equity	$2,056,066	$2,130,575

The accompanying notes are an integral part of these financial statements.

AMERICAN REALTY CAPITAL TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except for per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Rental income	$44,110	$28,054	$88,190	$48,772
Operating expense reimbursements	1,538	922	3,072	1,061
Total revenues	45,648	28,976	91,262	49,833

Operating expenses:
Acquisition and transaction related	58	10,691	699	17,823
Property operating	1,993	911	4,691	1,124
Fees to affiliate	—	950	4,143	1,550
General and administrative	3,030	562	5,014	732
Equity-based compensation	650	370	1,157	725
Depreciation and amortization	26,154	15,244	52,212	25,187
Listing and internalization	391	—	17,660	—
Total operating expenses	32,276	28,728	85,576	47,141
Operating income	13,372	248	5,686	2,692

Other income (expenses):
Interest expense	(10,078)	(8,769)	(19,935)	(15,515)
Extinguishment of debt	(276)	(720)	(6,902)	(720)
Equity in income of unconsolidated joint venture	14	25	36	49
Other income (loss), net	1,452	—	1,716	(102)
Gain (loss) on derivative instruments	(9)	6	(4,055)	148
Loss on disposition of property	—	—	—	(44)
Total other expenses, net	(8,897)	(9,458)	(29,140)	(16,184)
Net income (loss)	4,475	(9,210)	(23,454)	(13,492)
Net income attributable to non-controlling interests	(203)	(307)	(347)	(545)
Net income (loss) attributable to stockholders	4,272	(9,517)	(23,801)	(14,037)

Other comprehensive income (loss) items:
Designated derivatives, fair value adjustment	30	(728)	4,551	(26)
Unrealized gain on investment securities, net	663	—	1,931	—
Total other comprehensive income (loss)	693	(728)	6,482	(26)
Comprehensive income (loss)	$4,965	$(10,245)	$(17,319)	$(14,063)

Basic and diluted net income (loss) per share attributable to stockholders	$0.03	$(0.09)	$(0.14)	$(0.16)

The accompanying notes are an integral part of these financial statements.

AMERICAN REALTY CAPITAL TRUST, INC.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the Six Months Ended June 30, 2012

(In thousands, except for share data)

(Unaudited)

	Common Stock			Accumulated Other		Total	Non-
	Number of Shares	Par Value	Additional Paid-In Capital	Comprehensive Income (Loss)	Accumulated Deficit	Stockholders’ Equity	Controlling Interests	Total Equity
Balance, December 31, 2011	177,963,413	$1,780	$1,548,009	$(5,053)	$(166,265)	$1,378,471	$21,733	$1,400,204
Common stock repurchased, inclusive of fees and expenses	(20,952,380)	(210)	(232,149)	—	—	(232,359)	—	(232,359)
Repurchase of fractional shares	(12,251)	—	(126)	—	—	(126)	—	(126)
Offering costs	—	—	(651)	—	—	(651)	—	(651)
Common stock issued through distribution reinvestment plan	1,009,415	10	9,579	—	—	9,589	—	9,589
Dividends declared	—	—	—	—	(51,093)	(51,093)	—	(51,093)
Common stock redemptions	(289,685)	(3)	(20)	—	—	(23)	—	(23)
Share based compensation	858,118	9	844	—	—	853	—	853
Amortization of restricted stock	—	—	13,152	—	—	13,152	—	13,152
Increase in interest in subsidiaries	—	—	(256)	—	—	(256)	(5,744)	(6,000)
Distributions to non-controlling interest holders	—	—	—	—	—	—	(979)	(979)
Net income (loss)	—	—	—	—	(23,801)	(23,801)	347	(23,454)
Other comprehensive income	—	—	—	6,482	—	6,482	—	6,482
Balance, June 30, 2012	158,576,630	$1,586	$1,338,382	$1,429	$(241,159)	$1,100,238	$15,357	$1,115,595

The accompanying notes are an integral part of this financial statement.

AMERICAN REALTY CAPITAL TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(23,454)	$(13,492)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	41,331	19,949
Amortization of intangibles	10,881	5,238
Amortization of deferred financing costs	4,283	2,148
Amortization (accretion) of mortgage discounts and premiums, net	136	(79)
Equity-based compensation	14,005	725
Accretion of below-market lease liability	(152)	(152)
Loss on disposition of property	—	44
Equity in income of unconsolidated joint venture	(36)	(49)
Gain on redemption of investment in unconsolidated joint venture	(1,175)	—
Loss (gain) on derivative instruments	4,055	(148)
Changes in assets and liabilities:
Prepaid expenses and other assets	9,866	(7,733)
Accounts payable and accrued expenses	185	7,118
Deferred rent and other liabilities	230	358
Net cash provided by operating activities	60,155	13,927

Cash flows from investing activities:
Investment in real estate	(12,947)	(717,054)
Investment in other assets	(5,534)	—
Distributions from unconsolidated joint venture	12,412	419
Proceeds from disposition of real estate and other assets	—	581
Net cash used in investing activities	(6,069)	(716,054)

Cash flows from financing activities:
Proceeds from revolving credit facility	224,938	—
Payments on revolving credit facility	(33,800)	—
Proceeds from note payable	200,000	—
Payments on long-term notes payable	—	(12,790)
Proceeds from mortgage notes payable	—	243,852
Payments on mortgage notes payable	(162,435)	(4,814)
Payments related to extinguishment of debt	(7,942)	—
Payments of financing costs	(3,404)	(9,273)
Proceeds from issuance of common stock, net	—	751,053
Repurchase of common stock	(220,000)	—
Repurchase of fractional shares	(126)	—
Payments of costs for listing, tender offer and registration of common stock	(10,274)	—
Dividends paid	(52,141)	(16,051)
Redemptions paid	(2,866)	(1,917)
Repayments of investments to non-controlling interest holders	(6,000)	—
Distributions to non-controlling interest holders	(979)	(1,016)
Restricted cash	(3)	(1,918)
Net cash provided by (used in) financing activities	(75,032)	947,126
Net (decrease) increase in cash and cash equivalents	(20,946)	244,999
Cash and cash equivalents, beginning of period	33,329	31,985
Cash and cash equivalents, end of period	$12,383	$276,984

Supplemental Disclosures:
Cash paid for interest	$15,676	$13,534
Cash paid for income taxes	262	144
Non-Cash Investing and Financing Activities:
Common stock issued through distribution reinvestment plan	9,589	12,274
Mortgages assumed in real estate acquisitions	—	30,751

The accompanying notes are an integral part of these financial statements.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

Note 1 — Organization

American Realty Capital Trust, Inc. (the “Company”), incorporated in August 2007, is a Maryland corporation that qualifies as a real estate investment trust (“REIT”) for federal income tax purposes. The Company was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, the Company commenced an initial public offering (“IPO”) on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a Distribution Reinvestment Plan (“DRIP”), offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, the Company commenced real estate operations.  The Company’s IPO closed in July 2011 and the Company operated as a non-traded REIT through February 29, 2012.

Effective as of March 1, 2012, the Company internalized the management services previously provided by American Realty Capital Advisors, LLC (the “Former Advisor”) and its affiliates, as a result of which the Company became a self-administered REIT managed full-time by its own management team (the “Internalization”). Concurrent with the Internalization, the Company listed its common stock on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “ARCT” (the “Listing”).

To provide for an orderly transition in conjunction with the Internalization and the Listing, the Company and American Realty Capital Operating Partnership, L.P. (the “OP”) entered into an agreement, effective as of March 1, 2012, with the Former Advisor, a wholly-owned subsidiary of AR Capital, LLC (“ARC”) that managed the day-to-day business and affairs of the Company prior to the Internalization, to terminate the advisory agreement between the Company, the OP and the Former Advisor (the “Advisory Agreement”) and provide for certain transitional services to the Company. See Note 13 — Related Party Transactions and Arrangements.

In connection with the Listing, the Company offered to purchase up to $220.0 million in shares of its common stock from stockholders, pursuant to a modified “Dutch Auction” cash tender offer (the “Tender Offer”). As a result of the Tender Offer, on April 4, 2012, the Company purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer.  See Note 9 — Common Stock.

Substantially all of the Company’s business is conducted through the OP, a Delaware limited partnership. The Company is the sole general partner of the OP and owns over 99.99% of the partnership interest in the OP. The Former Advisor is the sole limited partner of the OP and owns less than a 0.01% partnership interest (non-controlling interest) in the OP. The limited partner interests have the right to convert OP units into cash or, at the Company’s option, a corresponding number of shares of the Company’s common stock, as allowed by the limited partnership agreement of the OP.

As of June 30, 2012, the Company owned 486 properties with 15.6 million square feet of leasable area, 100% leased with a weighted average remaining lease term of 13.0 years. In constructing the portfolio, the Company has been committed to diversification by industry, tenant and geography.

Note 2 — Listing and Internalization

The Listing occurred on March 1, 2012. In addition, effective March 1, 2012, in connection with the Internalization, the Company provided the Former Advisor with notice of termination of the Advisory Agreement. For the three and six months ended June 30, 2012, the Company incurred $0.4 million and $17.7 million of expenses that resulted from the Listing and Internalization, respectively. Of the $17.7 million of expenses for the six months ended June 30, 2012, $12.9 million related to the vesting of previously issued restricted shares that became fully vested upon the Listing of the Company, $3.3 million related to a contract termination fee paid to the Former Advisor to terminate the Advisory Agreement and $1.5 million related to transfer agent fees and other transition costs.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

In conjunction with the Internalization, the Company paid the Former Advisor $5.5 million for certain tangible and intangible assets. This transaction was accounted for as a business combination, which requires the Company to allocate the $5.5 million first to the fair value of identifiable assets, with any excess amounts allocated to goodwill. In accordance with accounting guidance, the Company has one year to finalize the amounts allocated to the fair value of the assets it acquired and to goodwill. Any amounts allocated to identifiable assets, except for any indefinite or non-amortizing intangibles identified, will be depreciated or amortized in accordance with the Company’s policy. Amounts allocated to goodwill will be periodically and at least annually evaluated for impairment.  At June 30, 2012, the entire $5.5 million is recorded in prepaid expenses and other assets on the consolidated balance sheet as the Company finalizes its accounting for the business combination. See Note 13 — Related Party Transactions and Arrangements.

Note 3 —Summary of Significant Accounting Policies

The financial statements of the Company included herein were prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. The results of operations for the three and six months ended June 30, 2012 are not necessarily indicative of the results for the entire year or any subsequent interim period. These financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2011, which are included in the Company’s Form 10-K filed with the SEC on February 15, 2012 and as amended on May 11, 2012.

The Company’s significant accounting policies are described in Note 2 to the consolidated financial statements in the Company’s Form 10-K for the year ended December 31, 2011. There have been no material changes to these policies during the three and six months ended June 30, 2012, except for the following:

Business Combination

The Company accounts for transactions that meet the definition of a business combination by recording the assets acquired and liabilities assumed at their fair value upon acquisition. Intangible assets are identified and recognized individually. If the purchase price plus the fair value of the liabilities assumed exceeds the fair value of the assets acquired, goodwill is recognized. The Company has a period, not to exceed one year, from the date of acquisition, to gather all facts that existed at the acquisition date in determining fair value. Any amounts allocated to identifiable assets, except for any indefinite or non-amortizing intangibles identified, will be depreciated or amortized in accordance with the Company’s policy. Amounts allocated to goodwill will be periodically and at least annually evaluated for impairment.

Reclassifications

Certain reclassifications have been made to the prior period consolidated financial statements to conform to the current year presentation.

Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued guidance that expands the existing disclosure requirements for fair value measurements, primarily for Level 3 measurements, which are measurements based on unobservable inputs such as the Company’s own data. This guidance was largely consistent with previous fair value measurement principles with few exceptions that did not result in a change in general practice. The guidance became effective for interim and annual reporting periods ending after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s financial position or results of operations as the guidance relates only to disclosure requirements.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

In June 2011, the FASB issued guidance requiring entities to present items of net income and other comprehensive income either in one continuous statement - referred to as the statement of comprehensive income - or in two separate, but consecutive, statements of net income and other comprehensive income. The new guidance did not change which components of comprehensive income are recognized in net income or other comprehensive income, or when an item of other comprehensive income must be reclassified to net income. In December 2011, the FASB deferred certain provisions of this guidance related to the presentation of certain reclassification adjustments out of accumulated other comprehensive income, by component, in both the statement and the statement where the reclassification is presented. This guidance was applied prospectively and was effective for interim and annual periods ending after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s financial position or results of operations but changed the location of the presentation of other comprehensive income to more closely associate the disclosure with net income.

In September 2011, the FASB issued guidance that allows entities to perform a qualitative analysis as the first step in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If it is determined that it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, then a quantitative analysis for impairment is not required. The guidance was effective for interim and annual impairment tests for fiscal periods beginning after December 15, 2011.  The adoption of this guidance did not have a material impact on the Company’s financial position or results of operations.

In December 2011, the FASB issued guidance which contains new disclosure requirements regarding the nature of an entity’s rights of offset and related arrangements associated with its financial instruments and derivative instruments. The new disclosures are designed to make financial statements prepared under U.S. GAAP more comparable to those prepared under International Financial Reporting Standards and will give the financial statement users information about both gross and net exposures. The guidance is effective for interim and annual reporting periods beginning on or after January 1, 2013.  The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

Note 4 — Real Estate Investments

The following table presents the allocation of the assets acquired and liabilities assumed during the periods presented (dollar amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Real estate investments, at cost:
Land	$62	$58,826	$2,990	$132,350
Buildings, fixtures and improvements	1,974	250,039	8,204	523,616
Total tangible assets	2,036	308,865	11,194	655,966
Acquired intangibles:
In-place leases	340	45,943	1,753	91,508
Mortgage assumed	—	(18,321)	—	(30,751)
Mortgage discount	—	—	—	331
Total assets acquired, net	$2,376	$336,487	$12,947	$717,054
Number of properties purchased	1	50	4	110

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

The Company acquires and operates commercial properties. All such properties may be acquired and operated by the Company alone or jointly with another party. As of June 30, 2012, all of the properties the Company owned were 100% leased. The Company acquired the following properties during the six months ended June 30, 2012 (dollar amounts in thousands other than annualized average rental income per square foot):

Property	Acquisition Date	No. of Buildings	Square Feet	Ownership Percentage	Remaining Lease Term(1)	Base Purchase Price(2)	Capitalization Rate(3)	Annualized Rental Income/NOI(4)

Portfolio as of Dec. 31, 2011		482	15,514,727	Various	13.0	$2,110,738	8.16%	$172,150

Acquisitions for the six months ended June 30, 2012:
Tractor Supply V	Jan. 2012	1	19,097	100%	13.4	4,280	8.27%	354
Tractor Supply VI	Jan. 2012	2	41,767	100%	10.2	6,291	8.52%	536
Expansion of FedEx XIV	Jun. 2012	—	13,200	100%	9.8	1,657	9.11%	151
Family Dollar	Jun. 2012	1	8,090	100%	11.0	719	9.18%	66
Total		486	15,596,881		13.0	$2,123,685	8.16%	$173,257
Annualized average rental income per square foot			$11.11
Other investments (5)						17,625
Total investment portfolio						$2,141,310

(1)                 Remaining lease term as of June 30, 2012, in years. If the portfolio has multiple locations with varying lease expirations, remaining lease term is calculated on a weighted-average basis. Total remaining lease term is an average of the remaining lease term of the total portfolio.

(2)                 Contract purchase price excluding acquisition and transaction-related costs. Acquisition and transaction-related costs include legal costs, acquisition fees paid to the Former Advisor for properties acquired prior to March 1, 2012 and closing costs on the property.

(3)                 Annualized rental income or annualized net operating income (“NOI”), on a straight-line basis, as applicable, divided by base purchase price. Total capitalization rate is an average of the capitalization rate of the total portfolio.

(4)                 Annualized rental income/NOI for net leases is projected rental income for 2012, including annualized rents for properties acquired in 2012, on a straight-line basis, as of June 30, 2012, which includes the effect of tenant concessions such as free rent, as applicable. For modified gross leased properties, amount is projected rental income for 2012, on a straight-line basis, as of June 30, 2012, which includes the effect of tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.

(5)                 Includes a $17.6 million (cost basis) investment in the common stock of certain publicly traded REITs. See Note 5 — Investment Securities.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

Future Lease Payments

The following table presents future minimum base rental cash payments due to the Company subsequent to June 30, 2012. These amounts exclude contingent rentals that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items (amounts in thousands):

Period	Future Minimum Base Rent Payments
July 1, 2012 to December 31, 2012	$84,468
2013	169,973
2014	172,312
2015	173,313
2016	173,331
Thereafter	1,500,927
Total	$2,274,324

Tenant Concentration

The following table lists tenants whose annualized rental income or NOI, on a straight-line basis, represented greater than 10% of consolidated annualized rental income as of June 30, 2012 and 2011:

	June 30, 2012	June 30, 2011
FedEx	17%	16%
Walgreens	10%	13%

The termination, delinquency or non-renewal of one of the above tenants may have a material adverse effect on revenues.  No other tenant represented more than 10% of the annualized rental income for the periods presented.

Geographic Concentration

The following table lists the states where the Company has concentrations of properties whose annualized rental income or NOI, on a straight-line basis, represented greater than 10% of consolidated annualized rental income as of June 30, 2012 and 2011:

	June 30, 2012	June 30, 2011
New York	12%	10%

No other state had properties that in total represented more than 10% of the annualized rental income or NOI for the periods presented.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

Note 5 — Investment Securities

At June 30, 2012, the Company had investments in common stock with a fair value of $19.2 million. These investments are accounted for as available-for-sale investments and therefore increases or decreases in the fair value of these investments are recorded in accumulated other comprehensive income as a component of equity on the balance sheet unless the securities are considered to be permanently impaired at which time the losses would be reclassified to expense.

The following table details the unrealized gains and losses on investment securities as of the dates indicated (in thousands):

	June 30, 2012
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Common stock	$17,625	$2,174	$(592)	$19,207

	December 31, 2011
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Common stock	$17,625	$246	$(596)	$17,275

All unrealized losses had a holding period of less than twelve months.

Note 6 — Revolving Credit Facility

In August 2011, the Company entered into a revolving credit facility with RBS Citizens, N.A. and a syndicate of financial institutions (the “RBS Facility”) for an aggregate maximum principal amount of $330.0 million at June 30, 2012. Additionally, the RBS Facility has an accordion feature that allows it to be increased up to a maximum of $500.0 million under certain conditions. The proceeds of loans made under the RBS Facility may be used to finance the acquisition of net leased, investment or non-investment grade occupied properties or for general corporate purposes. Up to $15.0 million of the facility is available for letters of credit. The RBS Facility matures in August 2014.

The RBS Facility bears interest at the rate of (i) LIBOR with respect to Eurodollar rate loans plus a margin of 2.05% to 2.85%, depending on the Company’s leverage ratio; or (ii) the greater of the federal funds rate plus 1.0% and the interest rate publicly announced by RBS Citizens, N.A. as its ‘‘prime rate’’ or ‘‘base rate’’ at such time with respect to base rate loans plus a margin of 1.25% to 1.75% depending on the Company’s leverage ratio.

The RBS Facility requires the Company to meet certain financial covenants, including the maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios) as well as the maintenance of a minimum net worth. As of June 30, 2012, the Company was in compliance with the financial covenants under the RBS Facility agreement.

In the event of a default, RBS Citizens, N.A. has the right to terminate its obligations under the credit agreement, including the funding of future loans, and to accelerate the payment on any unpaid principal amount of all outstanding loans. The RBS Facility requires a fee of 0.15% on the unused balance if amounts outstanding under the facility are 50% or more of the total facility amount and 0.25% on the unused balance if amounts outstanding under the facility are 50% or less of the total facility amount.

As of June 30, 2012, there was $201.1 million outstanding on the RBS Facility. The Company had letters of credit in the amount of $0.4 million under the RBS Facility at June 30, 2012. The effective annualized interest rate on the RBS Facility was 2.32% as of June 30, 2012. The Company had $128.5 million of unused borrowing capacity under the RBS Facility at June 30, 2012. On July 2, 2012, an additional $33.3 million was repaid on the RBS Facility, increasing the unused borrowing capacity to $161.8 million.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

Note 7 —Note Payable

In April 2012, through the OP, the Company entered into an agreement with Wells Fargo Bank, National Association (“Wells Fargo”) for an interim term loan in the amount of $200.0 million (the “Interim Term Loan”). Proceeds from the Interim Term Loan were used to prepay $161.2 million of the Company’s outstanding mortgage indebtedness and related prepayment and other costs and to repay $23.8 million of the RBS Facility. As of June 30, 2012, the Company had $200.0 million outstanding on the Interim Term Loan, which bore interest at an effective annualized rate of 2.62%.

The Interim Term Loan was repaid in July 2012 with proceeds from a new $235.0 million five-year term loan (the “Term Loan”) that bears interest at the rate of LIBOR with respect to Eurodollar rate loans plus a margin of 1.95% to 2.75%, depending on the Company’s leverage ratio. The Term Loan requires interest-only payments until maturity in June 2017. Excess proceeds, after expenses and the repayment of the Interim Term Loan, were used to repay $33.3 million of the RBS Facility. The effective annualized interest rate on the Term Loan was 2.62% at its inception.

The Term Loan requires and the Interim Term Loan required the Company to meet certain financial covenants, including the maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios) as well as the maintenance of a minimum net worth.  As of June 30, 2012, the Company was in compliance with the financial covenants under the Interim Term Loan agreement.

Note 8 — Mortgage Notes Payable

The Company’s mortgage notes payable consist of the following (dollar amounts in thousands):

	Encumbered Properties	Outstanding Loan Amount	Weighted Average Effective Interest Rate(1)	Weighted Average Maturity(2)
June 30, 2012	171	$511,543	5.22%	4.94
December 31, 2011	254	$673,978	5.27%	5.21

(1)             Mortgage notes payable have fixed rates or rates that are fixed through the use of interest rate hedging instruments. Effective interest rates range from 4.09% to 6.97% at June 30, 2012 and December 31, 2011.

(2)             Weighted average remaining years until maturity as of the periods presented.

The Company’s sources of mortgage loan financing generally require financial covenants, including restrictions on corporate guarantees, the maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios) as well as the maintenance of a minimum net worth. As of June 30, 2012, the Company was in compliance with the debt covenants under the mortgage loan agreements.

In April 2012, the Company prepaid $161.2 million of mortgage indebtedness and related prepayment costs. In connection with the Company’s extinguishment of outstanding indebtedness, the Company incurred zero and $4.6 million of prepayment penalties and fees related to the termination of certain interest rate derivative arrangements that were associated with the extinguished mortgages and wrote off $0.3 million and $2.3 million of related deferred financing costs and unamortized mortgage discounts during the three and six months ended June 30, 2012, respectively.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

The following table summarizes the scheduled aggregate principal repayments subsequent to June 30, 2012 (amounts in thousands):

Period	Total
July 1, 2012 to December 31, 2012	$842
2013	5,922
2014	33,031
2015	87,744
2016	239,868
Thereafter	144,136
Total	$511,543

Note 9 — Common Stock

The Company listed its common stock on NASDAQ under the symbol “ARCT” on March 1, 2012. As of June 30, 2012 and December 31, 2011, the Company had 158.6 million and 178.0 million shares of common stock outstanding, respectively.

On February 15, 2012, the Company announced its intention to offer to purchase its common stock in an amount up to $220.0 million from its stockholders, pursuant to the Tender Offer. As a result of the Tender Offer, on March 29, 2012, the Company accepted for purchase 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding related fees and expenses. The Company purchased the 21.0 million tendered shares on April 4, 2012. The Company incurred $12.4 million in costs related to the Tender Offer.

The Company’s annualized dividend is $0.70 per share or $0.0583 per share per month, which is payable, but not guaranteed, monthly to stockholders of record at the close of business on the 8th day of each month and payable on the 15th day of such month.  In July 2012, the Company’s Board of Directors authorized an increase to the annualized dividend to $0.715 per share, or $0.0596 per share per month, payable on September 15, 2012 to stockholders of record at the close of business on September 8, 2012.

Prior to February 2012, the Company had a DRIP whereby shareholders could elect to have their distributions reinvested in shares of common stock at $9.50 per share. In February 2012, at the time the Company announced its intention to list its common stock on NASDAQ, the DRIP was suspended. On a cumulative basis, 6.3 million shares were issued under the DRIP.

Prior to February 2012, the Company had a Share Repurchase Program (“SRP”) whereby shareholders could sell their shares to the Company in limited circumstances.  In February 2012, at the time the Company announced its intention to list its common stock on NASDAQ, the SRP was terminated. On a cumulative basis, 1.4 million shares were repurchased under the SRP.

In May 2012, the Company filed a universal shelf registration statement on Form S-3 that permits the Company to sell, at any time and from time to time, in one or more offerings, an indeterminate number, principal amount or liquidation amount of common stock, preferred stock, debt securities, warrants, units or any combination thereof, up to the amount authorized by the Company’s charter. As of June 30, 2012, the Company’s charter authorized the Company to issue up to a maximum of 240.0 million shares of common stock (including the shares currently outstanding) and 10.0 million shares of preferred stock; however, the Board of Directors has the ability to amend the Company’s charter from time to time to increase or decrease the number of authorized shares. Net proceeds from the securities issued may be used for general corporate purposes, including the funding of the Company’s investment activity, the repayment of outstanding indebtedness, working capital or other corporate purposes. No amounts have been issued under this registration statement as of June 30, 2012.

Note 10 — Fair Value of Financial Instruments

The Company determines fair value based on quoted prices when available or through the use of alternative approaches,

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment. This alternative approach also reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The guidance defines three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.

Level 3 — Unobservable inputs that reflect the entity’s own assumptions about how market participants would value the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company evaluates its hierarchy disclosures each quarter and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. However, the Company expects that changes in classifications between levels will be rare.

Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with those derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties. However, as of June 30, 2012 and December 31, 2011, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of the Company’s derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

The valuation of derivative instruments is determined using a discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, as well as observable market-based inputs, including interest rate curves and implied volatilities. In addition, credit valuation adjustments, are incorporated into the fair values to account for the Company’s potential nonperformance risk and the performance risk of the counterparties.

The Company has common stock investments that are traded on a national exchange and therefore, due to the availability of quoted market prices in active markets, classified these investments as Level 1 in the fair value hierarchy.

The following table presents information about the Company’s assets and liabilities (including derivatives that are presented net) measured at fair value on a recurring basis as of June 30, 2012 and December 31, 2011, aggregated by the level in the fair value hierarchy within which those instruments fall (amounts in thousands):

	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
June 30, 2012
Investments in common stock	$19,207	$—	$—	$19,207
Interest rate swap and cap derivatives, net	$—	$162	$—	$162
December 31, 2011
Investments in common stock	$17,275	$—	$—	$17,275
Interest rate swap and collar derivatives, net	$—	$8,602	$—	$8,602

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

A review of the fair value hierarchy classification is conducted on a quarterly basis. Changes in the type of inputs may result in a reclassification for certain assets.  There were no transfers between Level 1 and Level 2 of the fair value hierarchy during the six months ended June 30, 2012.

The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate that value. The fair value of short-term financial instruments such as cash and cash equivalents, restricted cash, other receivables, accounts payable and distributions payable approximates their carrying value on the consolidated balance sheet due to their short-term nature. The fair values of the mortgage notes payable and the portion of the floating rate debt that is fixed through the use of derivative instruments are obtained by calculating the present value at current market rates. The interest rates of the note payable and the RBS Facility that are not fixed with derivative instruments are determined by variable market rates and the Company’s leverage ratio, and each has terms commensurate with the market; as such, the outstanding balances on the note payable and the RBS Facility approximate fair value.

The fair values of the Company’s financial instruments that are not reported at fair value on the consolidated balance sheet are reported below (amounts in thousands):

		Carrying Amount (1) at	Fair Value at	Carrying Amount (1) at	Fair Value at
	Level	June 30, 2012	June 30, 2012	December 31, 2011	December 31, 2011
Mortgage notes payable	3	$512,358	$534,342	$674,657	$687,481
Note payable	3	$200,000	$200,000	$—	$—
Revolving credit facility	3	$201,138	$201,138	$10,000	$10,000

(1)             Carrying amount includes premiums and discounts on mortgage notes payable.

Note 11 — Derivatives and Hedging Activities

Risk Management Objective of Using Derivatives

The Company may use derivative financial instruments, including interest rate swaps, caps, options, floors and other interest rate derivative contracts, to hedge all or a portion of the interest rate risk associated with its borrowings. The principal objective of such arrangements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions. The Company does not intend to utilize derivatives for speculative or other purposes other than interest rate risk management. The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the Company only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the Company and its affiliates may also have other financial relationships. The Company does not anticipate that any of the counterparties will fail to meet their obligations.

The table below presents the fair value of the Company’s derivative financial instruments as well as their classification on the balance sheets as of June 30, 2012 and December 31, 2011 (amounts in thousands):

	Balance Sheet Location	June 30, 2012	December 31, 2011
Derivatives designated as hedging instruments:
Interest Rate Products	Derivatives, at fair value	$(162)	$(7,702)
Derivatives not designated as hedging instruments:
Interest Rate Products	Derivatives, at fair value	$—	$(900)

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. During the next twelve months, the Company estimates that an additional $0.1 million will be reclassified from other comprehensive income as an increase to interest expense.

Derivatives Designated as Hedging Instruments

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish these objectives, the Company primarily uses interest rate swaps and collars as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate collars designated as cash flow hedges involve the receipt of variable-rate amounts if interest rates rise above the cap strike rate on the contract and payments of variable-rate amounts if interest rates fall below the floor strike rate on the contract.

Derivatives were used to hedge the variable cash flows associated with existing variable-rate debt. The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings.

As of June 30, 2012, the Company had the following outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk (dollar amounts in thousands):

Interest Rate Derivative	Number of Instruments	Notional Amount
Interest Rate Swaps	1	$101
Interest Rate Collar	1	4,115

As of December 31, 2011, the Company had the following outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk (dollar amounts in thousands):

Interest Rate Derivative	Number of Instruments	Notional Amount
Interest Rate Swaps	10	$106,348
Interest Rate Collar	1	4,115

The table below details the location in the financial statements of the gain or loss recognized on interest rate derivatives designated as cash flow hedges for the three and six months ended June 30, 2012 and 2011 (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Amount of loss recognized in accumulated other comprehensive income as interest rate derivatives (effective portion)	$(4)	$(1,250)	$(491)	$(1,095)
Amount of loss reclassified from accumulated other comprehensive income into income as interest expense or extinguishment of debt costs (effective portion)	$(34)	$(522)	$(5,044)	$(1,069)
Amount of gain (loss) recognized in income on derivative as loss on derivative instruments (ineffective portion and amount excluded from effectiveness testing)	$—	$10	$(4,432)	$(63)

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

In March 2012, the Company had informed certain lenders of its intention to repay certain mortgage notes payable and terminate the related swap arrangements. Therefore, all interest rate hedging instruments associated with those mortgage notes payable were transferred from hedging instruments to derivatives not designated as hedging instruments and $4.5 million related to those derivatives previously recorded in other comprehensive income was reclassified to extinguishment of debt on the accompanying consolidated statement of operations during the three months ended March 31, 2012.

Derivatives Not Designated as Hedging Instruments

Derivatives not designated as hedges are not speculative. These derivatives are used to manage the Company’s exposure to interest rate movements and other identified risks but are not designated or do not meet the strict hedge accounting requirements to be classified as hedging instruments.

As of June 30, 2012, the Company had the following outstanding interest rate derivatives that were not designated as cash flow hedges in qualifying hedging relationships (dollar amounts in thousands):

Interest Rate Derivative	Number of Instruments	Notional Amount
Interest Rate Cap	1	$50,000

As of December 31, 2011, the Company had the following outstanding interest rate derivatives that were not designated as cash flow hedges in qualifying hedging relationships (dollar amounts in thousands):

Interest Rate Derivative	Number of Instruments	Notional Amount
Interest Rate Collar	1	$22,680

The table below details the amount and location in the financial statements of the gain or loss recognized on derivatives not designated as hedging instruments for the three and six months ended June 30, 2012 and 2011 (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Location of Gain or (Loss) Recognized in Income on Derivative:
Interest expense	$—	$(381)	$—	$(383)
Gains (losses) on derivative instruments	$(9)	$6	$(53)	$148
Total	$(9)	$(375)	$(53)	$(235)

Credit-risk-related Contingent Features

The Company has agreements with each of its derivative counterparties that contain a provision where if the Company either defaults or is capable of being declared in default on any of its indebtedness, then the Company could also be declared in default on its derivative obligations.

As of June 30, 2012, the fair value of derivatives in a net liability position related to these agreements was $0.2 million. As of June 30, 2012, the Company has not posted any collateral related to these agreements and was not in breach of any agreement provisions. If the Company had breached any of these provisions, it could have been required to settle its obligations under the agreements at their aggregate termination value of $0.2 million at June 30, 2012.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

Note 12 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the consolidated results of operations.

Note 13 — Related Party Transactions and Arrangements

Effective as of March 1, 2012, the Company internalized the management services previously provided to it by the Former Advisor and its affiliates, concurrently with the Listing. The Former Advisor is wholly-owned by ARC. ARC is majority-owned and controlled by Nicholas S. Schorsch, the Company’s Chairman of the Board of Directors and William M. Kahane, the Company’s Chief Executive Officer, President and Director.

Amounts Paid or Accrued in Connection with Listing, Internalization and Tender Offer

Effective as of March 1, 2012, the Company and the OP entered into an Amendment and Acknowledgment of Termination of the Amended and Restated Advisory Agreement (the “Amendment and Acknowledgment of Termination”) with the Former Advisor, a wholly-owned subsidiary of ARC that managed the day-to-day business and affairs of the Company prior to the Internalization. Pursuant to the Amendment and Acknowledgment of Termination, the Company and the OP provided the Former Advisor with notice of termination of that certain Amended and Restated Advisory Agreement, dated June 2, 2010, effective on April 30, 2012, in accordance with the terms thereof. The Company paid the Former Advisor a termination fee and other costs in the amount of $3.6 million on March 1, 2012.

In conjunction with the Internalization, the Company paid the Former Advisor $5.5 million for tangible and intangible assets. This transaction was accounted for as a business combination, which requires the Company to allocate the $5.5 million first to the fair value of identifiable assets, with any excess amounts allocated to goodwill. In accordance with accounting guidance, the Company has one year to finalize the amounts allocated to the fair value of the assets it acquired and to goodwill.

In addition to the amount paid for tangible and intangible assets, $3.3 million was paid to the Former Advisor for cost reimbursements related to amounts incurred by the Former Advisor on the Company’s behalf for the Listing, Tender Offer and a registration statement that was filed with the SEC and subsequently withdrawn.

Fees Paid in Connection With the Operations of the Company

Prior to the Internalization on March 1, 2012, the Company paid fees to the Former Advisor and its affiliates as described below. Subsequent to March 1, 2012 the Company is no longer obligated to pay fees to the Former Advisor. The Company pays the Former Advisor and its affiliates for legal, technology and other services based on usage of such services.  For the three and six months ended June 30, 2012, the Company paid the Former Advisor $0.3 million and $0.4 million, respectively, for such services.

Pursuant to the Advisory Agreement, the Former Advisor received an acquisition fee of 1.0% of the contract purchase price of each acquired property and was reimbursed for acquisition costs incurred in the process of acquiring properties. In no event could the total of all acquisition and advisory fees and acquisition expenses payable with respect to a particular investment exceed 4.0% of the contract purchase price.

The Company paid the Former Advisor an annual fee of up to 1.0% of the contract purchase price of each property based on assets held by the Company on the measurement date, adjusted for appropriate closing dates for individual property

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

acquisitions.

For the management and leasing of its properties, the Company paid to an affiliate of its Former Advisor a property management fee of (a) 2.0% of gross revenues from its single tenant properties and (b) 4.0% of gross revenues from its multi-tenant properties, plus, in each case, market-based leasing commissions applicable to the geographic location of the property. The Company also reimbursed the affiliate costs of managing the properties.

The Company was required to pay the Former Advisor a financing coordination fee for services in connection with the origination or refinancing of any debt that the Company obtained and used to acquire properties or to make other permitted investments, or that was assumed, directly or indirectly, in connection with the acquisition of properties, equal to 1.0% of the amount available and/or outstanding under such financing, subject to certain limitations.

The following tables detail amounts paid and reimbursed to affiliates as well as amounts contractually due to the Former Advisor which were forgiven in connection with the operations-related services described above (amounts in thousands):

	Three Months Ended June 30,				Six Months Ended June 30,
	2012		2011		2012		2011
	Paid	Forgiven	Paid	Forgiven	Paid	Forgiven	Paid	Forgiven
One-time fees:
Acquisition fees and related cost reimbursements	NA	NA	$5,474	$—	$682	$—	$11,209	$—
Financing coordination fees and related cost reimbursements	NA	NA	860	—	1,050	—	2,720	—
Other expense reimbursements	NA	NA	1,902	—	27	—	2,381	—
On-going fees:
Asset management fees	NA	NA	950	2,486	3,486	—	1,550	4,350
Property management and leasing fees	NA	NA	—	529	585	—	—	918
Total operational fees and reimbursements	$—	$—	$9,186	$3,015	$5,830	$—	$17,860	$5,268

NA — The agreement pursuant to which this fee or expense reimbursement applies was terminated on March 1, 2012.

Fees Paid in Connection with the Liquidation or Listing of the Company’s Real Estate Assets

The Company was obligated to pay a brokerage commission on the sale of property, not to exceed the lesser of one-half of reasonable, customary and competitive real estate commission or 3.0% of the contract price for property sold (inclusive of any commission paid to outside brokers), in each case, payable to the Former Advisor if the Former Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. As of March 1, 2012, the Company is no longer obligated to pay such fees. No amounts were paid for the three and six months ended June 30, 2012 or for the three months ended June 30, 2011, and $19,000 was paid for the six months ended June 30, 2011.

In connection with the Listing, ARC is entitled to a subordinated incentive listing fee equal to 15.0% of the amount, if any, by which (a) the market value of the Company’s common stock, based on the average market value of the shares issued and outstanding at March 1, 2012 over the 30 trading days beginning August 28, 2012, which is the 181st day after the shares were first listed on NASDAQ, plus distributions paid by the Company, from May 21, 2008 and prior to March 1, 2012, exceeds (b) the sum of the total amount of capital raised from stockholders during the IPO and the amount of cash flow necessary to generate a 6.0% annual cumulative, non-compounded return to such stockholders through March 1, 2012, which equates to a minimum stock price of $9.81 per share. To the extent such fee is earned, payment will initially be in the form of a three year promissory note bearing interest at the applicable federal rate established by the Internal Revenue Service on the date of issuance, payable quarterly in arrears. In the event the subordinated incentive listing fee is earned, at maturity and at the option of the holder, such note can be paid in cash or converted into shares of the Company’s common stock, the number of which will be based on the valuation described above, if such conversion occurs. The Company has the option to prepay the note in cash at any time.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

Fees Paid in Connection with Common Stock Offering

Realty Capital Securities, LLC (the “Dealer Manager”), which is wholly-owned by ARC, was the dealer manager for the IPO. In connection with its services as dealer manager, the Dealer Manager received selling commissions of 7.0% of the gross offering proceeds from the sale of the Company’s common stock (as well as sales of long-term notes and exchange transactions) from the IPO before reallowance of commissions earned by participating broker-dealers. In addition, the Dealer Manager received dealer manager fees of 3.0% of the gross offering proceeds from the IPO before reallowance to participating broker-dealers. No selling commissions or dealer manager fees were paid to the Dealer Manager with respect to shares sold under the DRIP. The agreement with the Dealer Manager terminated at the completion of the IPO in July 2011. As no proceeds were raised during the three and six months ended June 30, 2012, no selling commissions or dealer manager fees were paid to the Dealer Manager for such periods. The Company incurred total commissions to the Dealer Manager of $54.4 million and $76.5 million during the three and six months ended June 30, 2011, respectively.

Prior to the termination of the IPO, the Company reimbursed the Former Advisor up to 1.5% of the gross offering proceeds from the IPO. As no proceeds were raised during the three and six months ended June 30, 2012, no offering expense reimbursements were paid to the Former Advisor for such periods. The Company incurred total offering expense reimbursements to the Former Advisor of $1.5 million and $2.8 million during the three and six months ended June 30, 2011, respectively.

Financing

The Company has a $0.4 million letter of credit from the RBS Facility, which was used as a security deposit on rented office space for the Former Advisor.

Common Stock Investment

In September 2011, the Company purchased 0.3 million shares of common stock in an initial public offering of an affiliated public company, valued at $2.9 million at June 30, 2012 and December 31, 2011. The aggregate fair value of all investment securities owned by the Company was $19.2 million at June 30, 2012 and $17.3 million at December 31, 2011.

Investment in Unconsolidated Joint Venture

In December 2010, the Company entered into a joint venture agreement with an affiliate and an unrelated third party investor to invest in a portfolio of five retail condominium units. The Company’s initial investment in this joint venture was $12.0 million and a 1.0% fee was paid to the Company by the affiliate. During the three months ended June 30, 2012, this investment was fully redeemed, for which the Company recorded a gain of $1.2 million. The Company received cash distributions of $12.4 million for the six months ended June 30, 2012. For the three and six months ended June 30, 2012, the Company’s share of the net profit on the property was $14,000 and $36,000, respectively. For the three and six months ended June 30, 2011, the Company’s share of the net profit on the property was $25,000 and $49,000. No fees were paid to the Former Advisor in connection with this agreement. As of June 30, 2012, the joint venture agreement has been terminated.

Restricted Shares Granted

On June 7, 2012, the Company made a one-time grant of 65,843 restricted shares to non-employees who work for the Former Advisor. These restricted shares will vest ratably each January 1st from January 1, 2013 through January 1, 2016. The share-based compensation expense related to these restricted shares granted to the non-employees is calculated using the fair value of stock at the vesting date. For the three and six months ended June 30, 2012, the share-based compensation expense related to these restricted shares was $9,000.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

Note 14 — Economic Dependency

Under various agreements, prior to Internalization, the Company had engaged the Former Advisor and its affiliates to provide certain services, for a fee, that were essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company was dependent upon the Former Advisor and its affiliates prior to Internalization. As of March 1, 2012, the Company became a self-administered REIT and therefore the Company no longer relies on the Former Advisor and its affiliates to provide the Company with these services. The Company may from time to time engage the Former Advisor for legal, information technology or other support services for which it will pay market rates. See Note 13 — Related Party Transactions and Arrangements.

Note 15 — Share-Based Compensation

Annual Incentive Compensation

In March 2012, the Company adopted an Annual Incentive Compensation Plan (“AICP”) under which the Company’s executives, employees and non-employee directors selected by the Company’s compensation committee (the “Committee”) will be eligible to earn annual performance-based bonus awards from a pool established each fiscal year that will be funded via both a discretionary component and a formulaic component. Funding of the discretionary component will be subject to the annual approval of the Committee based upon an assessment of corporate and individual performance relative to certain performance criteria and objectives to be determined by the Company’s Board of Directors. For fiscal 2012, the maximum size of the AICP pool will be calculated as the sum of:

•                  Discretionary Component:  an amount equal to up to 0.5% of the Company’s stockholder’s equity of $1.9 billion on March 1, 2012; and

•                  Formulaic Component:  an amount equal to 20.0% of the Company’s annualized funds from operations (“FFO”) in excess of 6.0% of the Company’s market capitalization of $1.9 billion as of March 1, 2012.

Any performance-based awards earned under the AICP and allocated to participants may be divided into the following three separate incentive compensation components, with payment of each conditioned on the participant’s continued employment or continued service with the Company through the applicable payment date: cash bonus payable in the year; a deferred cash bonus; and in the form of restricted stock payable in the following year to the extent shares are available for issuance under the Company’s equity incentive plans.  Any deferred cash bonus and restricted stock will vest, and be paid in the case of the deferred cash bonus, subject to the participant’s continued employment or continued service with the Company, in three substantially equal installments over a three year period. To the extent shares are not available under the Company’s equity incentive plans, the equity bonus will be paid as a deferred cash bonus.

As of June 30, 2012, 70.0% of the fiscal 2012 AICP pool has been allocated. The remaining 30.0% will be allocated to the Company’s other executives and employees at the discretion of the Committee. Of the allocated fiscal 2012 AICP pool, 50.0% is payable as a cash bonus in 2013, 25.0% as a deferred cash bonus and 25.0% as restricted stock.

For the three and six months ended June 30, 2012, the Company has recorded expense of $0.2 million for the estimated cash amounts earned for the allocated portion of this plan. Any amounts earned for restricted stock will be recorded over the vesting period.

Long-Term Equity Performance Compensation

In March 2012, the Company adopted a performance-based multi-year Outperformance Plan (the “OPP”), in which the Company’s executive officers, Chairman and other select key employees will participate. Participants will be able to potentially earn additional compensation only upon the attainment of stockholder value creation targets.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

Under the OPP agreements, participants will be eligible to earn performance-based bonus awards equal to a percentage of a pool that will be funded up to a maximum award opportunity equal to 5.0% of the Company’s equity market capitalization of $1.9 billion upon the Listing (the “OPP Cap”). Subject to the OPP Cap, the pool will equal an amount to be determined based on the Company’s total return to stockholders (including both share price appreciation and common stock distributions) (“Total Return”), for the three-year performance period consisting of:

•                  Absolute Component:  4.0% of any excess Total Return attained above an absolute hurdle of 7.0% per annum, non-compounded (i.e., a Total Return threshold of 21.0% for the performance period); and

•                  Relative Component:  4.0% of any excess Total Return attained above the Total Return for the performance period of a peer group comprised of the following companies: CapLease, Inc.; Entertainment Properties Trust, Inc.; Getty Realty Corporation; Lexington Realty Trust; National Retail Properties, Inc. and Realty Income Corporation.

Awards under the OPP are dependent on achieving an annual hurdle, an interim (two-year) hurdle and then the aforementioned three-year hurdle.

In order to further ensure that the interests of participants in the OPP are aligned with the Company’s investors, the Relative Component is subject to a ratable sliding scale factor as follows:

•                  100.0% will be earned if the Company attains a cumulative Total Return of 6.0% per annum or higher, non-compounded (i.e., attainment of a Total Return threshold of 18.0% for the performance period);

•                  50.0% will be earned if the Company attains a cumulative Total Return of 0.0% or greater but less than 6.0% per annum;

•                  0.0% will be earned if we attain a cumulative Total Return of less than 0.0%; and

•                  A percentage from 50.0% to 100.0% calculated by linear interpolation will be earned if the Company’s cumulative Total Return is between 0.0% and 6.0% per annum.

For each year during the performance period a portion of the OPP Cap equal to a maximum of up to 1.0% of the Company’s equity market capitalization of $1.9 billion upon the Listing will be “locked-in” for funding of the OPP pool based upon the attainment of pro-rata performance of the performance hurdles set forth above for the applicable year. In addition, a portion of the OPP Cap equal to a maximum of up to 2.5% of the Company’s equity market capitalization upon the Listing will be “locked-in” for funding of the OPP pool based upon the attainment of cumulative pro-rata performance of the performance hurdles set forth above over years one and two of the performance period, which if achieved, will supersede and negate any prior “locked-in” portion based upon performance in years one and two of the performance period (i.e., a maximum award opportunity equal to a maximum of up to 2.5% of the Company’s equity market capitalization upon the Listing may be “locked-in” through the end of the second year of the performance period).

Following the performance period, the Absolute Component and the Relative Component will be calculated separately and then added together to determine the aggregate OPP pool, which will be the lesser of the sum of the two components and the OPP Cap. At June 30, 2012, 70.0% of the pool has been allocated. The remaining 30.0% will be allocated to the Company’s other executives and employees at the discretion of the Company’s senior management.

Any awards earned under the OPP agreements will be issued in the form of LTIP Units, which represent units of partnership interest in the OP that are structured as a profits interest in the OP. Subject to the participant’s continued employment or service through each vesting date, a portion of any LTIP Units earned will vest on the last day of the performance period and the remainder will vest over a two year period thereafter. This vesting period is intended to create, in the aggregate, up to a five-year retention period with respect to the individuals party to an OPP agreement.

For the three and six months ended June 30, 2012, the Company has recorded expense of $0.6 million and $0.9 million, respectively, for the allocated portion of the OPP agreements.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

Stock Option Plan

The Company has a stock option plan (the “Plan”), which authorizes the grant of nonqualified stock options to the Company’s independent directors, subject to the absolute discretion of the Board of Directors and the applicable limitations of the Plan. The exercise price for all stock options granted under the Plan was fixed at $10.00 per share until the termination of the IPO, and thereafter the exercise price for stock options granted to its independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of June 30, 2012 and December 31, 2011, the Company had granted options to purchase 27,000 shares of common stock at $10.00 per share, each with a two year vesting period and an expiration of 10 years. A total of 1.0 million shares of common stock have been authorized and reserved for issuance under the Plan.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model. During the six months ended June 30, 2012 and 2011, no options were forfeited or exercised, and no shares became vested. As of June 30, 2012 and December 31, 2011, unvested options to purchase zero and 9,000 shares of common stock at $10.00 per share remained outstanding with a weighted average contractual remaining life of 6.8 and 7.3 years, respectively.

Restricted Share Plan

We have an employee and director incentive restricted share plan (as amended, the “RSP”). The RSP provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees, employees of entities that provide services to the Company, directors of the entities that provide services to the Company, certain of its consultants or to entities that provide services to the Company. The total number of common shares reserved for issuance under the RSP is equal to 7.7% of the Company’s authorized shares, or 18.5 million shares.

Restricted share awards entitle the recipient to common shares from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Shares issued under the RSP vest immediately upon a change of control of the Company or sale of the Company’s assets. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares shall be subject to the same restrictions as the underlying restricted shares.

Any restricted shares paid out under the AICP or OPP would be issued out of the RSP.

Common Stock Awards

	Number of Common Shares Awarded	Weighted-Average Price
Awarded, January 1, 2012	1,505,300	$10.00
Granted	114,468	10.39
Forfeited	—	—
Awarded, June 30, 2012	1,619,768	$10.03

Unvested Common Stock Awards

	Number of Common Shares	Weighted-Average Issue Price
Non-vested, January 1, 2012	1,503,500	$10.00
Granted	114,468	10.39
Vested	(1,516,200)	10.00
Non-vested, June 30, 2012	101,768	$10.44

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

The fair value of common stock awards to employees is determined on the grant date using the closing stock price on NASDAQ that day. The fair value of common stock awards to non-employees is determined based on the fair value of the stock at the vesting date.

Prior to March 1, 2012, 1.5 million restricted shares had been issued to independent directors and the Former Advisor. Upon the Listing on March 1, 2012, all unvested restricted shares that had previously been granted became fully vested.

Total share-based compensation expense related to common stock awards for the three and six months ended June 30, 2012 was $42,000 and $13.2 million, respectively, with $42,000 and $0.3 million recognized in general and administrative expenses for the three and six months ended June 30, 2012, and $12.9 million charged to listing and internalization expense for the six months ended June 30, 2012. At June 30, 2012, share-based compensation expense of $1.0 million related to non-vested common stock awards is expected to be recognized over a weighted average period of 3.6 years.

Note 16 — Earnings Per Share

The following is a summary the income and share data used in the basic and diluted earnings per share computations for the three and six months ended June 30, 2012 and 2011 (in thousands, except share and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income (loss) attributable to stockholders	$4,272	$(9,517)	$(23,801)	$(14,037)
Less: dividends paid on unvested restricted stock	(7)	(253)	(257)	(495)
	$4,265	$(9,770)	$(24,058)	$(14,532)
Weighted average common shares outstanding applicable to basic earnings per share	159,165,544	110,777,070	168,705,683	91,864,174
Dilutive effect of unvested common stock equivalents	59,547	—	—	—
Adjusted weighted average common shares outstanding applicable to diluted earnings per share	159,225,091	110,777,070	168,705,683	91,864,174
Earnings per share attributable to stockholders, basic	$0.03	$(0.09)	$(0.14)	$(0.16)
Earnings per share attributable to stockholders, diluted	$0.03	$(0.09)	$(0.14)	$(0.16)

As of June 30, 2012, 27,000 stock options and 0.1 million unvested restricted shares were outstanding; as of June 30, 2011, 27,000 stock options and 1.5 million unvested restricted shares were outstanding. These items were not included in the calculation of diluted earnings per share for the six months ended June 30, 2012 and the three and six months ended June 30, 2011 since the effect of their inclusion would have been anti-dilutive.

Note 17 — Non-controlling Interests

The Company has investment arrangements with unaffiliated third parties whereby the investor receives an ownership interest in the property and is entitled to receive a proportionate share of the net operating cash flow derived from the property. Upon disposition of the property, the investor will receive a proportionate share of the net proceeds from the sale of the property. The investor has no recourse to any other assets of the Company. Due to the nature of the Company’s involvement with each of the arrangements described below and the significance of its investment in relation to the investment of the other interest holders, the Company has determined that it is the primary beneficiary in each of these arrangements and therefore the entities related to these arrangements are consolidated within the Company’s financial statements.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

The following table summarizes the activity related to investment arrangements with unaffiliated third parties (dollar amounts in thousands):

					Total Assets	Total Liabilities	Distributions
Property/ Portfolio	No. of	Investment	Net Investment	Third Party Ownership	Subject to Investment	Subject to Investment	Three Months Ended June 30,		Six Months Ended June 30,
Name	Buildings	Date	Amount	Percentage	Agreement	Agreement	2012	2011	2012	2011
Walgreens	1	Jul. 2009	$1,068	44%	$3,403	$1,550	$(20)	$(20)	$(40)	$(40)
FedEx/PNC Bank	2	Jul. 2009 to Jan. 2010	2,002	49%	11,036	8,898	(42)	(42)	(84)	(83)
PNC Bank	1	Sep. 2009	444	35%	3,245	2,284	(8)	(9)	(17)	(17)
CVS	3	Jan. 2010 to Mar. 2010	2,577	49%	10,400	6,629	(49)	(49)	(98)	(98)
Rickett Benckiser	1	Feb. 2010	2,400	15%	27,621	—	(36)	(53)	(87)	(104)
FedEx III	1	Apr. 2010	3,000	15%	30,632	15,000	(65)	(64)	(129)	(127)
BSFS	6	Jun. 2010 to Sep. 2010	6,468	49%	11,869	—	(128)	(128)	(256)	(256)
Brown Shoe/Payless (1)	—	Oct. 2010	—	—%	—	—	(113)	(136)	(248)	(269)
Jared Jewelry	1	May 2010	500	25%	1,541	—	(10)	(10)	(20)	(22)
Total	16		$18,459		$99,747	$34,361	$(471)	$(511)	$(979)	$(1,016)

(1)            Non-controlling interest of $6.0 million was repaid in May 2012.

Note 18 — Subsequent Events

The Company has evaluated subsequent events through the filing of this Quarterly Report on Form 10-Q, and determined that there have been no events that have occurred that would require adjustments to our disclosures in the consolidated financial statements except for the following:

Completion of Property Acquisitions

The following table presents certain information about the properties that the Company acquired from July 1, 2012 to July 31, 2012 (dollar amounts in thousands):

	No. of Buildings	Square Feet	Base Purchase Price (1)
Total portfolio – June 30, 2012	486	15,596,881	$2,123,685
Acquisitions	1	8,000	$867
Total portfolio – July 31, 2012	487	15,604,881	$2,124,552

(1)             Contract purchase price, excluding acquisition and transaction related costs.

The acquisition made subsequent to June 30, 2012 was made in the normal course of business and was not individually significant to the total portfolio.